Exhibit 99.6

FORM OF PROXY

FIRST CAPITAL BANKERS, INC.

This Proxy is Solicited by the Board of Directors for use

at the Special Meeting of Shareholders on                      , 2005

The undersigned shareholder of First Capital Bankers, Inc. (“First Capital”) hereby constitutes and appoints                      and                     , and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of First Capital which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of First Capital to be held at                  .m., local time, on                 ,                          , 2004, and at any adjournments thereof (the “special meeting”), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 of Prosperity Bancshares, Inc. (“Prosperity”), both dated                      , 2005, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1.	Proposal to approve the Agreement and Plan of Merger (the “Agreement”) dated as of October 25, 2004 by and between Prosperity and First Capital, which provides for the merger of First Capital with and into Prosperity as described in the Joint Proxy Statement/Prospectus.

☐ For	☐ Against	☐ Abstain

2.	In their discretion, upon any other matter that may properly come before the special meeting or any postponement or adjournment thereof.

Shares of First Capital common stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Agreement. If any other matter is properly presented at the special meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

The Board of Directors of Prosperity unanimously recommends a vote “FOR” approval of the Agreement. Such vote is hereby solicited on behalf of the Board of Directors.

Please sign, date and return this proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of First Capital. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2005

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)